PROSPECTUS SUPPLEMENT
(To Prospectus dated October 10, 1996)

                                   $61,948,522
                                  (Approximate)

                      Bear Stearns Mortgage Securities Inc.

                           Pass-Through Certificates,

                                 Series 1996-10

     The Pass-Through Certificates, Series 1996-10 (the "Certificates"), consist of the Class identified in the chart below. It is a condition to their issuance that the Certificates receive the ratings (set forth under "Summary of Terms -- Certificate Rating") of Moody's Investors Service, Inc. ("Moody's") and Fitch Investors Service, L.P. ("Fitch").

     Prospective investors should consider the factors set forth on page S-3 and under "Yield and Prepayment Considerations."

                                             (cover continued on next page)

    THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES ARE NOT
 INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI OR ANY OF THEIR
   AFFILIATES, OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE
         PAYABLE SOLELY FROM ASSETS TRANSFERRED OR PLEDGED TO THE TRUST
                   FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
        OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Approximate
                          Initial Principal Amount      Pass-Through Rate

Class A-1 Certificates       $61,948,522                      (1)

_______________

(1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest Accrual Period (net of the related Trustee Fee (as defined herein)) multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 8.82%.

     The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Bear Stearns Mortgage Securities, Inc. ("BSMSI") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI from the sale of the Certificates are expected to be approximately 99.125% of the aggregate principal balance of the Certificates, plus accrued interest thereon from December 25, 1996 to but not including the Closing Date, but before deducting expenses payable by BSMSI, estimated to be $200,000.

     The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about December 27, 1996.

                            Bear, Stearns & Co. Inc.
           The date of this Prospectus Supplement is December 23, 1996

      (cover continued from previous page)

     The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of a portion of Federal National Mortgage Association ("FNMA") Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1994-6, Class F (the "Pooled FNMA Certificates") and all of Federal Home Loan Mortgage Corporation ("FHLMC") Multiclass Mortgage Participation Certificates, Series 1910, Class SC (the "Pooled FHLMC Certificates," and together with the Pooled FNMA Certificates, the "Pooled Certificates"). The Pooled FNMA Certificates are entitled to receive monthly distributions of principal based on the FNMA Principal Distribution Amount (as defined herein) on each FNMA Distribution Date (as defined herein) until the principal balance is reduced to zero. The Pooled FNMA Certificates bear interest based on the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), and will be entitled to receive interest based on the FNMA Interest Distribution Amount (as defined herein) on each FNMA Distribution Date. The FNMA Interest Distribution amount may be distributed after the principal balance of the Pooled FNMA Certificates has been reduced to zero. The Pooled FHLMC Certificates are entitled to receive monthly distributions of interest on the notional principal balance thereof at a rate per annum equal to 8.6% less LIBOR, subject to a maximum rate of 8.6% per annum and a minimum rate of 0% per annum.

     The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and, to the extent set forth under "Description of the Certificates - Fannie Mae Guaranty" in Exhibit I, interest by FNMA. FHLMC guarantees to the record holder of the Pooled FHLMC Certificates the timely payment of interest at the rate described above.

     The Guaranteed REMIC Pass-Through Certificates (the "Underlying FNMA Series"), of which the Pooled FNMA Certificates are one class, represent beneficial ownership interests in FNMA REMIC Trust 1994-6 (the "FNMA Trust"). The assets of the FNMA Trust include (i) a single "interest only" FNMA Stripped Mortgage-Backed Security included in FNMA Stripped Mortgage- Backed Security Trust 000180-GN (the "Trust 180 SMBS"), (ii) certain other "interest only" Stripped Mortgage Backed Securities described in Annex 1 (the "IO SMBS" and, together with the Trust 180 SMBS, the "FNMA SMBS") and (iii) all of the Class 5-C REMIC Certificates (the "Underlying FNMA REMIC Certificates") evidencing beneficial ownership interests in FNMA REMIC Trust 1994-5 (the "Underlying FNMA REMIC Trust"). The Class 5-C Certificates are "principal only" Certificates. Underlying the assets in the FNMA Trust are certain FNMA Mortgage Pass-Through Certificates (the "MBS") and certain "fully modified pass-through" mortgage backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association. Each MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the MBS, the "FNMA Mortgages") which are either insured by the Federal Housing Administration or partially guaranteed by the Department of Veterans Affairs. See "Description of the Pooled Certificates" herein for additional information concerning the FNMA Trust, the FNMA SMBS and the Underlying FNMA REMIC Certificates.

     The Multiclass Mortgage Participation Certificates, Series 1910 (the "Underlying FHLMC Series" and, with the Underlying FNMA Series, each an "Underlying Series"), of which the Pooled FHLMC Certificates are one class, will receive payments from the cash flows provided by four groups of assets (the "FHLMC Assets") which are, or are or are backed by, FHLMC Gold Mortgage Participation Certificates ("Gold PCs") and/or FHLMC Gold Giant Mortgage Participation Certificates ("Gold Giant PCs"). Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations (the "FHLMC Mortgages").

     Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined herein), then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. On each Distribution Date, holders of Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates and principal from funds received as principal on the Pooled Certificates, as more fully described herein under "Description of the Certificates".

     THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

     The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

     The yield to maturity on the Certificates will depend on the purchase price, the rate and timing of principal payments on the Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the FNMA Mortgages and the FHLMC Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates will also be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time as is the level of LIBOR. Investors should consider the associated risks, including:

     - Low levels of LIBOR can reduce the interest due on the Pooled FNMA Certificates. High levels of LIBOR can significantly reduce the interest due on the Pooled FHLMC Certificates. Generally, a high level of LIBOR will have a negative effect on the yield to investors in the Certificates.

     - If the notional balances of the FNMA SMBS underlying the Pooled FNMA Certificates are reduced to zero while the principal balance of the Pooled FNMA Certificates remains outstanding, and the notional balance of the Pooled FHLMC Certificates is reduced to zero (or, alternatively, in the case of the Pooled FHLMC Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), no interest may be payable on the Certificates.

     - Slight variations in Mortgage Loan characteristics could substantially affect the weighted average lives and yields of the Certificates.

     - The Pooled Certificates were issued as parts of different Underlying Series and the rates of prepayments on the FNMA Mortgages and the FHLMC Mortgages will be different. Under various circumstances, including differing prepayment rates of the FNMA Mortgages and the FHLMC Mortgages, either the Pooled FNMA Certificates or the Pooled FHLMC Certificates could mature and investors would be exposed to the risk of indirectly owning only one of the Pooled Certificates.

     - The yield to investors in the Certificates can be expected to decrease to the extent that the notional principal balance of the Pooled FHLMC Certificates reduces faster than anticipated.

     - The Pooled FNMA Certificates have not received full distributions of interest at the rate calculated according to their interest rate formula since the July 1996 FNMA Pooled Certificate Distribution Date. As of the December 1996 FNMA Pooled Certificate Distribution Date, the Interest Deficiency (as defined herein) in respect of the Pooled FNMA Certificates was approximately $124,227. There can be no assurance as to whether the Pooled FNMA Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the Interest Deficiency (as defined herein).

     - The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments on Mortgage Loans could result in an actual yield that is lower than the anticipated yield.

     To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

     There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

     No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for Federal income tax purposes.

     Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated October 10, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates -- Additional Information."

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated October 10, 1996 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates -- General". Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance or notional principal balance as reported by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to the Underlying Series (in the case of the Pooled FNMA Certificates, "Pooled Certificate Principal Balance") of such Pooled Certificates as of November 25, 1996 in the case of the Pooled FNMA Certificates and December 15, 1996 in the case of the Pooled FHLMC Certificates after giving effect to distributions made on the Pooled FNMA Certificates on or prior to such dates.


Title of Series............................  Pass-Through Certificates,
                                               Series 1996-10, Class A-1 (the
                                               "Certificates").

Trust......................................  The Certificates will represent the entire beneficial ownership
                                               interest in a trust (the "Trust")
                                               formed pursuant to a Pooling
                                               Agreement (the "Agreement")
                                               between Bear Stearns Mortgage
                                               Securities Inc., as depositor
                                               ("BSMSI" or the "Depositor"), and
                                               First Trust National Association,
                                               as trustee (the "Trustee"). BSMSI
                                               is an affiliate of Bear, Stearns
                                               & Co. Inc. (the "Underwriter").
                                               See "The Seller" in the
                                               Prospectus.

Book-Entry;
Denominations..............................  The Certificates will be registered as a single
                                               Certificate held by a nominee of
                                               The Depository Trust Company
                                               ("DTC"), and beneficial interests
                                               will be held by investors through
                                               the book-entry facilities of DTC
                                               in minimum denominations of
                                               $25,000 and increments of $1 in
                                               excess thereof. Notwithstanding
                                               the foregoing, one Certificate
                                               may be held by investors in a
                                               different denomination to
                                               accommodate the remainder of the
                                               initial principal amount of the
                                               Certificates. See "Description of
                                               the Certificates -- Book Entry;
                                               Physical Certificates" herein.

Pooled Certificates........................  The Trust will include primarily the Pooled Certificates, which
                                               will consist of all or a portion
                                               of FNMA Guaranteed REMIC Pass-
                                               Through Certificates, FNMA REMIC
                                               Trust 1994-6, Class F (the
                                               "Pooled FNMA Certificates") and
                                               FHLMC Multiclass Mortgage
                                               Participation Certificates,
                                               Series 1910, Class SC (the
                                               "Pooled FHLMC Certificates," and
                                               together with the Pooled FNMA
                                               Certificates, the "Pooled
                                               Certificates"). See also
                                               "Description of the Pooled
                                               Certificates" herein.

                                             The Pooled FNMA Certificates are
                                               guaranteed as to timely
                                               distribution of principal and, to
                                               the extent set forth under
                                               "Description of the Certificates
                                               - Fannie Mae Guaranty" in Exhibit
                                               I, interest by FNMA. FHLMC
                                               guarantees to the record holder
                                               of the Pooled FHLMC Certificates
                                               the timely payment of interest at
                                               the rate described herein under
                                               "Description of the Pooled
                                               Certificates -- Pooled FHLMC
                                               Certificates -- Distributions of
                                               Interest."

                                             The Pooled FNMA Certificates were
                                               issued pursuant to a Trust
                                               Agreement dated as of September
                                               1, 1987, as supplemented by an
                                               issue supplement thereto dated as
                                               of January 1, 1994 (the
                                               "Underlying FNMA Agreement"). The
                                               Guaranteed REMIC Pass- Through
                                               Certificates (the "Underlying
                                               FNMA Series"), of which the
                                               Pooled FNMA Certificates are one
                                               class, represent beneficial
                                               ownership interests in FNMA REMIC
                                               Trust 1994-6 (the "FNMA Trust").
                                               The assets of the FNMA Trust
                                               include (i) a single "interest
                                               only" FNMA Stripped
                                               Mortgage-Backed Security included
                                               in FNMA Stripped Mortgage-Backed
                                               Security Trust 000180-GN (the
                                               "Trust 180 SMBS"), (ii) certain
                                               other "interest only" Stripped
                                               Mortgage-Backed Securities
                                               described in Annex 1 (the "IO
                                               SMBS" and, together with the
                                               Trust 180 SMBS, the "FNMA SMBS")
                                               and (iii) all of the Class 5-C
                                               REMIC Certificates (the
                                               "Underlying FNMA REMIC
                                               Certificates") evidencing
                                               beneficial ownership interests in
                                               FNMA REMIC Trust 1994-5 (the
                                               "Underlying FNMA REMIC Trust").
                                               The Class 5-C Certificates are
                                               "principal only" Certificates.
                                               Underlying the assets in the FNMA
                                               Trust are certain FNMA Mortgage
                                               Pass-Through Certificates (the
                                               "MBS") and certain "fully
                                               modified pass-through" mortgage
                                               backed securities ("GNMA
                                               Certificates") guaranteed as to
                                               timely payment of principal and
                                               interest by the Government
                                               National Mortgage Association
                                               ("GNMA"). Each MBS represents a
                                               beneficial ownership interest in
                                               a pool of first lien,
                                               single-family, fixed rate
                                               residential mortgage loans having
                                               the characteristics described
                                               herein. Each GNMA Certificate is
                                               based on and backed by a Pool of
                                               first lien, single-family,
                                               fixed-rate residential mortgage
                                               loans (together with the mortgage
                                               loans underlying the MBS, the
                                               "FNMA Mortgages") which are
                                               either insured by the Federal
                                               Housing Administration ("FHA") or
                                               partially guaranteed by the
                                               Department of Veterans Affairs
                                               ("VA"). See "Description of the
                                               Pooled Certificates" herein for
                                               additional information concerning
                                               the FNMA Trust, the FNMA SMBS and
                                               the Underlying FNMA REMIC
                                               Certificates.

                                             The FHLMC Certificates were
                                               issued under a Multiclass
                                               Mortgage Participation
                                               Certificate Agreement, dated as
                                               of October 1, 1995, and a Terms
                                               Supplement dated November 29,
                                               1996 (the "Underlying FHLMC
                                               Agreement" and, collectively with
                                               the Underlying FNMA Agreement,
                                               the "Underlying Agreements"). The
                                               Multiclass Mortgage Participation
                                               Certificates, Series 1910 (the
                                               "Underlying FHLMC Series" and,
                                               with the Underlying FNMA Series,
                                               each an "Underlying Series"), of
                                               which the Pooled FHLMC
                                               Certificates are one class, will
                                               received payments from the cash
                                               flows provided by four groups of
                                               assets (the "FHLMC Assets") which
                                               are, or are backed by, FHLMC Gold
                                               Mortgage Participation
                                               Certificates ("Gold PCs") and/or
                                               FHLMC Gold Giant Mortgage
                                               Participation Certificates ("Gold
                                               Giant PCs"). Underlying the Gold
                                               PCs and Gold Giant PCs are pools
                                               of fixed-rate, first lien,
                                               residential mortgages and
                                               mortgage participations (the
                                               "FHLMC Mortgages").

                                             The notional principal balance of
                                               the Pooled FHLMC Certificates
                                               reduces proportionately with the
                                               principal balance of the FHLMC
                                               Multiclass Mortgage Certificates,
                                               Series 1910, Class FB (the "FHLMC
                                               Class FB Certificates"). The
                                               FHLMC Class FB Certificates
                                               receive principal payments from a
                                               portion of the FHLMC Assets (the
                                               "FHLMC Group 1 Assets") and is a
                                               support class (a "Support Class")
                                               which receives principal payments
                                               only after scheduled payments
                                               have been made on certain other
                                               classes of the Underlying FHLMC
                                               Series.

                                             In the case of the Pooled FNMA
                                               Certificates, the distribution
                                               date is the 25th day of each
                                               month (the "FNMA Pooled
                                               Certificate Distribution Date")
                                               and, in the case of the Pooled
                                               FHLMC Certificates, the
                                               distribution date is the 15th day
                                               of each month (the "FHLMC Pooled
                                               Certificate Distribution Date"
                                               and, with the FNMA Pooled
                                               Certificate Distribution Date, a
                                               "Pooled Certificate Distribution
                                               Date") or if, in each case, such
                                               day is not a business day as
                                               defined in the applicable
                                               Underlying Agreement, then the
                                               next succeeding business day, as
                                               so defined in each case.

                                             Exhibit I hereto contains the
                                               Prospectus Supplement dated
                                               December 8, 1993 to the
                                               Prospectus dated December 29,
                                               1992 of FNMA relating to the
                                               Underlying FNMA Series and the
                                               related Prospectus (the
                                               "Underlying FNMA Prospectus").
                                               Exhibit II hereto contains the
                                               Offering Circular Supplement
                                               dated October 15, 1996 to the
                                               Offering Circular dated October
                                               1, 1995 of FHLMC relating to the
                                               Underlying FHLMC Series and the
                                               related Offering Circular (the
                                               "Underlying FHLMC Offering
                                               Circular" and, collectively with
                                               the Underlying FNMA Prospectus,
                                               the "Underlying Prospectuses").
                                               Investors should purchase
                                               Certificates only if they have
                                               read and understood this
                                               Supplement, the Prospectus, the
                                               Underlying Prospectuses and the
                                               other documents described under
                                               "Description of the Pooled
                                               Certificates--Additional
                                               Information."

                                             It should be noted that there
                                               have been material changes in
                                               facts and circumstances since the
                                               dates of the Underlying
                                               Prospectuses, including changes
                                               in prepayment rates, prevailing
                                               interest rates and other economic
                                               factors, which may limit the
                                               usefulness of, and be directly
                                               contrary to the assumptions used
                                               in preparing the information set
                                               forth in, such documents.

                                             Annex 1 hereto sets forth
                                               approximate information for each
                                               of the Pooled Certificates. The
                                               tables and the descriptions of
                                               the Pooled Certificates herein
                                               are subject to and qualified by
                                               reference to the provisions of
                                               the Underlying Agreements and the
                                               Underlying Prospectuses and the
                                               other prospectuses related to the
                                               Pooled Certificates or the other
                                               mortgage-backed securities issued
                                               as part of the Underlying Series.
                                               The information set forth in the
                                               tables and elsewhere herein has
                                               been derived from FNMA and FHLMC,
                                               but such information has not been
                                               independently verified. This
                                               information comprises all
                                               material information on the
                                               subject that the Depositor and
                                               the Underwriter possess or can
                                               acquire without unreasonable
                                               effort and expense.

Closing Date...............................  On or about December 27, 1996
                                               (the "Closing Date").

Distribution Dates.........................  Distributions of principal and interest on the Certificates with
                                               respect to a month will be made
                                               on the 25th day of such month
                                               (each, a "Distribution Date") or,
                                               if such day is not a Business Day
                                               (as defined herein), then on the
                                               next succeeding Business Day. A
                                               "Business Day" means a day other
                                               than a Saturday, a Sunday or a
                                               day on which banking institutions
                                               in New York, New York or the city
                                               in which the corporate trust
                                               office of the Trustee is located
                                               are authorized or obligated by
                                               law or executive order to be
                                               closed. The first Distribution
                                               Date is expected to be January
                                               27, 1997. In addition, if the
                                               Trustee has not received a
                                               distribution on, or distribution
                                               information with respect to,
                                               either of the Pooled Certificates
                                               by noon on the Distribution Date
                                               (the "Determination Time"), the
                                               distribution allocable to such
                                               Pooled Certificates will not be
                                               made on the Distribution Date,
                                               but, (i) if such distribution and
                                               such distribution information are
                                               received by noon on the third
                                               Business Day after the
                                               Determination Time, it will be
                                               made on the third Business Day
                                               after the Determination Time (a
                                               "Supplemental Distribution Date")
                                               or (ii) if received after noon on
                                               the third Business Day after the
                                               Determination Time, it will be
                                               made on the next succeeding
                                               Distribution Date, and in neither
                                               case will additional interest be
                                               paid thereon.

Record Date................................  Distributions will be made on each Distribution Date to holders
                                               of record as of the close of
                                               business on the last Business Day
                                               of the calendar month preceding
                                               the month in which such
                                               Distribution Date occurs;
                                               provided that for this purpose
                                               the Distribution Date is deemed
                                               to occur on the 25th of each
                                               month, without regard to whether
                                               such day is a Business Day (the
                                               "Record Date"). See "Description
                                               of the Certificates --
                                               Distributions of Interest and
                                               Principal."

Original Principal Amount..................  The initial aggregate principal amount of the Certificates (the
                                               "Original Principal Balance")
                                               will be equal to the Pooled
                                               Certificate Principal Balance of
                                               the Pooled FNMA Certificates
                                               following the December 1996 FNMA
                                               Pooled Certificate Distribution
                                               Date.

Distributions of Interest
and Principal..............................  The effective per annum interest rate borne by the Certificates
                                               during the one month period
                                               beginning on the 25th day of the
                                               month preceding the month of the
                                               Distribution Date and ending on
                                               the 24th day of the month of the
                                               Distribution Date (each, an
                                               "Interest Accrual Period") will
                                               equal a fraction, expressed as a
                                               percentage truncated at the
                                               fourth decimal place, the
                                               numerator of which is equal to
                                               the aggregate amount in respect
                                               of interest received by the
                                               Trustee on the Pooled
                                               Certificates for the related
                                               Interest Accrual Period (net of
                                               the related Trustee Fee),
                                               multiplied by 12, and the
                                               denominator of which is the
                                               principal amount of the
                                               Certificates immediately prior to
                                               such Distribution Date. Under
                                               certain circumstances, the
                                               principal amount of the
                                               Certificates could be paid in
                                               full while interest would remain
                                               payable, in which case, the
                                               calculation of the effective per
                                               annum interest rate borne by the
                                               Certificates would not be
                                               meaningful. The effective per
                                               annum interest rate borne by the
                                               Certificates during the first
                                               Interest Accrual Period is
                                               projected to be approximately
                                               8.82%.

                                             The Pooled FNMA Certificates are
                                               entitled to receive monthly
                                               distributions of principal based
                                               on the FNMA Principal
                                               Distribution Amount (as defined
                                               herein) on each FNMA Pooled
                                               Certificate Distribution Date
                                               until the principal balance
                                               thereof is reduced to zero. The
                                               Pooled FNMA Certificates bear
                                               interest based on the London
                                               interbank offered quotations for
                                               one-month Eurodollar deposits
                                               ("LIBOR"), and will be entitled
                                               to receive interest based on the
                                               FNMA Interest Distribution Amount
                                               (as defined herein) on each FNMA
                                               Pooled Certificate Distribution
                                               Date. The FNMA Interest
                                               Distribution amount may be
                                               distributed after the principal
                                               balance of the Pooled FNMA
                                               Certificate has been reduced to
                                               zero. The Pooled FHLMC
                                               Certificates are entitled to
                                               receive monthly distributions of
                                               interest on the notional
                                               principal amount thereof at a
                                               rate per annum equal to 8.6% less
                                               LIBOR, subject to a maximum rate
                                               of 8.6% per annum and a minimum
                                               rate of 0% per annum.

                                             On each Distribution Date,
                                               holders of the Certificates will
                                               be entitled to receive interest
                                               from funds received as interest
                                               on the Pooled Certificates and
                                               principal from funds received as
                                               principal on the Pooled
                                               Certificates, as more fully
                                               described herein under
                                               "Description of the
                                               Certificates."

Optional Termination by
  the Depositor............................   The Trust may be terminated, at
                                               the option of the Depositor on
                                               any Distribution Date on or after
                                               the date on which the aggregate
                                               Pooled Certificate Principal
                                               Balance has declined to 10% or
                                               less of the aggregate Pooled
                                               Certificate Principal Balance on
                                               the Closing Date. In such event,
                                               the Certificateholders will
                                               receive the unpaid principal
                                               balance of the Certificates plus
                                               accrued interest thereon plus, in
                                               the case of the Pooled FNMA
                                               Certificates, any Interest
                                               Deficiency (as defined herein)
                                               and interest thereon as described
                                               under "Description of the Pooled
                                               Certificates -- Pooled FNMA
                                               Certificates -- Distributions of
                                               Interest.". See "Description of
                                               the Certificates -- Optional
                                               Termination."

Mandatory Termination...................      The Trust will be terminated on
                                               the Distribution Date following
                                               the first Distribution Date on
                                               which the principal balance of
                                               the Pooled FNMA Certificates has
                                               been reduced to zero and no
                                               further amount is payable in
                                               respect of any Interest
                                               Deficiency (as defined herein)
                                               and interest thereon as described
                                               under "Description of the Pooled
                                               Certificates--Pooled FNMA
                                               Certificates--Distributions of
                                               Interest" or the notional
                                               principal balance of the Pooled
                                               FHLMC Certificates has been
                                               reduced to zero. Upon such
                                               termination, the holders of the
                                               Certificates will receive their
                                               pro rata portion of the remaining
                                               Pooled Certificate. See
                                               "Description of the Certificates
                                               -- Mandatory Termination."

  Exchange of Certificates................   Beginning on the Distribution
                                               Date in January 1998, holders of
                                               a minimum of 10% of the
                                               outstanding principal amount of
                                               the Certificates will be entitled
                                               to exchange such Certificates for
                                               a pro rata portion of each of the
                                               Pooled Certificates. Holders of
                                               Certificates to be exchanged will
                                               be charged an exchange fee by the
                                               Trustee equal to the greater of
                                               (i) $500 and (ii) 0.02% of the
                                               outstanding principal amount of
                                               such Certificates.

Yield and Prepayment
Considerations.............................  General Considerations.  The yield to maturity and weighted average
                                               life of the Certificates will be
                                               affected by, among other things,
                                               the amount and timing of
                                               principal and interest payments,
                                               the payment priorities and other
                                               characteristics of the Pooled
                                               Certificates, the occurrence of
                                               an optional or mandatory
                                               termination with respect to the
                                               Pooled Certificates and the
                                               purchase price paid for the
                                               Certificates. In addition to the
                                               discussion below, prospective
                                               investors should review the
                                               discussion under "Yield and
                                               Prepayment Considerations"
                                               herein.

                                             Mortgage Loan Prepayments. If
                                               prevailing mortgage rates fall
                                               significantly below the mortgage
                                               rates on the FNMA Mortgages or
                                               the FHLMC Mortgages
                                               (collectively, the "Mortgage
                                               Loans" and with respect to any
                                               Pooled Certificates, the
                                               "Underlying Mortgage Loans" or a
                                               "Mortgage Pool"), the Mortgage
                                               Loans are likely to be subject to
                                               higher prepayment rates than if
                                               prevailing rates remain at or
                                               above the mortgage rates on the
                                               Mortgage Loans. Other factors
                                               affecting prepayments of Mortgage
                                               Loans include changes in
                                               mortgagors' housing needs, job
                                               transfers, unemployment, net
                                               equity in the mortgaged
                                               properties and servicing
                                               decisions. The Mortgage Loans may
                                               be prepaid at any time without
                                               penalty and usually have
                                               due-on-sale clauses. Since FNMA
                                               and FHLMC guarantee the timely
                                               payment of installments of
                                               principal of and interest on the
                                               respective Underlying Mortgage
                                               Loans, losses in respect of the
                                               respective Underlying Mortgage
                                               Loans will have the effect of a
                                               prepayment.

                                             Timing of Payments. The timing
                                               and amount of payments on the
                                               Mortgage Loans may significantly
                                               affect an investor's yield. In
                                               general, the earlier a prepayment
                                               of principal on a Mortgage Loan,
                                               the greater will be the effect on
                                               an investor's yield to maturity.
                                               As a result, the effect on an
                                               investor's yield of principal
                                               prepayments occurring at a rate
                                               higher (or lower) than the rate
                                               anticipated during the period
                                               immediately following the
                                               issuance of the Certificates will
                                               not be offset by a subsequent
                                               like reduction (or increase) in
                                               the rate of principal
                                               prepayments.

                                             Underlying Securities. The Trust
                                               contains Pooled Certificates
                                               which were issued at different
                                               times, are backed by different
                                               Mortgage Pools, have different
                                               allocations of principal and
                                               interest among various classes,
                                               and will perform differently in
                                               various interest and prepayment
                                               rate environments. In addition,
                                               the Pooled FNMA Certificates are
                                               backed by three underlying
                                               securities that are also
                                               unrelated. The performance
                                               characteristics of the
                                               Certificates will reflect a
                                               combination of the performance
                                               characteristics of the Pooled
                                               Certificates. As a result, it may
                                               be more difficult to analyze the
                                               likely yield and payment
                                               experience of the Certificates.

                                             Discounts and Premiums. In the
                                               case of any Certificates
                                               purchased at a discount, a slower
                                               than anticipated rate of
                                               principal payments, other things
                                               being equal, could result in an
                                               actual yield that is lower than
                                               the anticipated yield. In the
                                               case of any Certificates
                                               purchased at a premium, a faster
                                               than anticipated rate of
                                               principal payments, other things
                                               being equal, could result in an
                                               actual yield that is lower than
                                               the anticipated yield.

                                             Reinvestment Risk. Since
                                               prevailing interest rates are
                                               subject to fluctuation, there can
                                               be no assurance that investors in
                                               the Certificates will be able to
                                               reinvest the distributions
                                               thereon at yields equaling or
                                               exceeding the yield on the
                                               Certificates. Yields on any such
                                               reinvestments may be lower, and
                                               may even be significantly lower,
                                               than the yield on the
                                               Certificates. Generally, when
                                               prevailing interest rates
                                               increase, prepayment rates on
                                               mortgage loans tend to decrease,
                                               resulting in a reduced return of
                                               principal to investors at a time
                                               when reinvestment at such higher
                                               prevailing rates would be
                                               desirable. Conversely, when
                                               prevailing interest rates
                                               decline, prepayment rates on
                                               mortgage loans tend to increase,
                                               resulting in a greater return of
                                               principal to investors at a time
                                               when reinvestment at comparable
                                               yields may not be possible.
                                               Prospective investors in the
                                               Certificates should consider the
                                               related reinvestment risks in
                                               light of other investments that
                                               may be available to such
                                               investors.

                                             Pooled FNMA Certificates. The
                                               Pooled FNMA Certificates have not
                                               received full distributions of
                                               interest at the rate calculated
                                               according to their interest rate
                                               formula since the July 1996 FNMA
                                               Pooled Certificate Distribution
                                               Date. As of the December 1996
                                               FNMA Pooled Certificate
                                               Distribution Date, the Interest
                                               Deficiency (as defined herein) in
                                               respect of the Pooled 1996 FNMA
                                               Certificates was approximately
                                               $124,227. There can be no
                                               assurance as to whether holders
                                               of the Pooled FNMA Certificates
                                               will in the future receive full
                                               distributions of interest at the
                                               rate calculated according to
                                               their interest rate formula on a
                                               timely basis or as to the payment
                                               of any of the Interest
                                               Deficiency.

                                             Pooled FHLMC Certificates. The
                                               notional principal balance of the
                                               Pooled FHLMC Certificates reduces
                                               proportionately with the
                                               aggregate outstanding principal
                                               balance of the FHLMC Class FB
                                               Certificates. Accordingly, the
                                               amount and timing of payments on
                                               the Pooled FHLMC Certificates,
                                               and accordingly the yield on the
                                               Certificates, will be sensitive
                                               to the rate and timing of
                                               principal payments on such FHLMC
                                               Class FB Certificates.

                                             The FHLMC Class FB Certificates
                                               are a Support Class in the
                                               Underlying FHLMC Series. As a
                                               Support Class, the FHLMC Class FB
                                               Certificates support the
                                               stability of scheduled principal
                                               payments of certain other classes
                                               of the Underlying FHLMC Series.
                                               Thus, the FHLMC Class FB
                                               Certificates are likely to be
                                               much more sensitive to FHLMC
                                               Mortgage prepayments than any
                                               class it supports. The FHLMC
                                               Class FB Certificates may receive
                                               no principal payments for
                                               extended periods of time and may
                                               receive principal payments that
                                               vary widely from period to
                                               period. Relatively fast
                                               prepayments of FHLMC Mortgages
                                               underlying the FHLMC Group 1
                                               Assets may significantly shorten,
                                               and relatively slow FHLMC
                                               Mortgage prepayments may
                                               significantly extend, the life of
                                               the FHLMC Class FB Certificates.
                                               A rapid rate of principal
                                               prepayments on the FHLMC
                                               Mortgages underlying the FHLMC
                                               Group 1 Assets will have a
                                               negative effect on the yield on
                                               the Certificates. Similarly, the
                                               exercise of any optional
                                               redemption rights with respect to
                                               the Underlying Series of which
                                               the Pooled FHLMC Certificates are
                                               a part may have a materially
                                               negative effect on the yield on
                                               the Certificates. If the life of
                                               the FHLMC Class FB Certificates
                                               is significantly shortened, the
                                               life of the Pooled FHLMC
                                               Certificates will be
                                               significantly shortened and the
                                               yield to investors in the
                                               Certificates can be expected to
                                               decrease.

                                             If the notional balances of the
                                               FNMA SMBS underlying the Pooled
                                               FNMA Certificates are reduced to
                                               zero while the principal balance
                                               of the Pooled FNMA Certificates
                                               remains outstanding, and the
                                               notional balance of the Pooled
                                               FHLMC Certificates is reduced to
                                               zero (or, alternatively, in the
                                               case of the Pooled FHLMC
                                               Certificates, if increased LIBOR
                                               levels reduce the interest rate
                                               payable on such certificates to
                                               zero), no interest may be payable
                                               on the Certificates.

                                             LIBOR. The amount of interest
                                               payable on the Pooled FNMA
                                               Certificates will be sensitive,
                                               and the amount of interest
                                               payable on the Pooled FHLMC
                                               Certificates will be highly
                                               sensitive, to the level of LIBOR.
                                               In general, a high level of LIBOR
                                               will reduce the yield to
                                               investors in the Certificates. In
                                               addition, a high rate of
                                               principal payments (including
                                               prepayments) on the FHLMC
                                               Mortgage Loans underlying the
                                               FHLMC Group 1 Assets and/or a
                                               high level of LIBOR will have a
                                               materially negative effect on the
                                               amount of interest payable on the
                                               Pooled FHLMC Certificates.

                                             Limited Assets in Trust. The
                                               assets of the Trust consist of
                                               only the Pooled FNMA Certificates
                                               and the Pooled FHLMC
                                               Certificates. Because the Pooled
                                               FHLMC Certificates and the Pooled
                                               FNMA Certificates were issued as
                                               parts of different Underlying
                                               Series, the rates of prepayment
                                               of the Pooled FHLMC Certificates
                                               will be different from the rates
                                               of prepayment on the Pooled FNMA
                                               Certificates. Under various
                                               circumstances, the principal
                                               balance of the Pooled FNMA
                                               Certificates or the notional
                                               principal balance of the Pooled
                                               FHLMC Certificates could be
                                               reduced to zero prior to the
                                               other Pooled Certificates. In
                                               addition, either the Pooled FNMA
                                               Certificates or the Pooled FHLMC
                                               Certificates could be repurchased
                                               as described under "The Pooling
                                               Agreement -- Assignment of Pooled
                                               Certificates" or either of the
                                               Underlying Agreements could be
                                               terminated. In such event, the
                                               Trust would consist solely of the
                                               Pooled FNMA Certificates or the
                                               Pooled FHLMC Certificates, as the
                                               case may be, and investors would
                                               be exposed to the risk of
                                               indirectly owning only such
                                               Pooled Certificates.

Liquidity..................................  There is currently no secondary market for the Certificates, and
                                               there can be no assurance that
                                               one will develop. The Underwriter
                                               intends to establish a market in
                                               the Certificates, but it is not
                                               obligated to do so. There is no
                                               assurance that any such market,
                                               if established, will continue.
                                               Each Certificateholder will
                                               receive monthly reports
                                               pertaining to the Certificates as
                                               described under "The Pooling
                                               Agreement -- Reports to
                                               Certificateholders" herein. There
                                               are a limited number of sources
                                               which provide certain information
                                               about mortgage pass-through
                                               certificates in the secondary
                                               market; however, there can be no
                                               assurance that any of these
                                               sources will provide information
                                               about the Certificates. Investors
                                               should consider the effect of
                                               limited information on the
                                               liquidity of the Certificates.

Certain Federal Income Tax
Consequences...............................  No election will be made to treat the Trust as a real estate
                                               mortgage investment conduit (a
                                               "REMIC") for federal income tax
                                               purposes. For federal income tax
                                               purposes, the Trust will be
                                               classified as a grantor trust
                                               under Subpart E, part I of
                                               Subchapter J of the Code and not
                                               as a partnership or as an
                                               association taxable as a
                                               corporation. Special
                                               considerations may apply to
                                               certain pass- through entities
                                               that hold the Certificates. See
                                               "Certain Federal Income Tax
                                               Considerations" herein.

ERISA Considerations.......................  Fiduciaries of employee benefit plans subject to Title I of the
                                               Employee Retirement Income
                                               Security Act of 1974, as amended
                                               ("ERISA"), should consider the
                                               ERISA fiduciary investment
                                               standards before authorizing an
                                               investment by a plan in the
                                               Certificates. In addition,
                                               fiduciaries of employee benefit
                                               plans or other retirement
                                               arrangements (such as individual
                                               retirement accounts or certain
                                               Keogh plans) which are subject to
                                               Title I of ERISA, and/or Section
                                               4975 of the Code, as well as any
                                               entity, including an insurance
                                               company general account, whose
                                               underlying assets include plan
                                               assets by reason of a plan or
                                               account investing in such entity
                                               (collectively, "Plan(s)"), should
                                               consult with their legal counsel
                                               to determine whether an
                                               investment in the Certificates
                                               will cause the assets of the
                                               Trust ("Trust Assets") to be
                                               considered plan assets pursuant
                                               to the plan asset regulations set
                                               forth in 29 C.F.R. ' 2510.3-101,
                                               thereby subjecting the Plan to
                                               the prohibited transaction rules
                                               with respect to the Trust Assets
                                               and the Trustee to the fiduciary
                                               investment standards of ERISA, or
                                               cause the excise tax provisions
                                               of Section 4975 of the Internal
                                               Revenue Code of 1986, as amended
                                               (the "Code") to apply to the
                                               Trust Assets, unless some
                                               exemption granted by the
                                               Department of Labor applies to
                                               the acquisition, holding or
                                               transfer of the Certificates.

                                             Subject to the considerations set
                                               forth under "ERISA
                                               Considerations" herein and in the
                                               Prospectus, the purchase or
                                               holding of the Certificates by,
                                               on behalf of, or with plan assets
                                               of, a Plan may qualify for
                                               exemptive relief under Prohibited
                                               Transaction Exemption 90-30.

Legal Investment...........................  Institutions whose investment activities are subject to legal
                                               investment laws and regulations
                                               or to review by certain
                                               regulatory authorities may be
                                               subject to restrictions on
                                               investment in the Certificates.
                                               Any such institution should
                                               consult its legal advisors in
                                               determining whether and to what
                                               extent there may be restrictions
                                               on its ability to invest in the
                                               Certificates. The Certificates
                                               will constitute "mortgage related
                                               securities" for purposes of the
                                               Secondary Mortgage Market
                                               Enhancement Act of 1984
                                               ("SMMEA"). See "Legal Investment"
                                               herein and in the Prospectus.

Rating.....................................  As a condition of their issuance, the Certificates will be rated
                                               "Aaa" by Moody's and "AAA" by
                                               Fitch. Moody's and Fitch are
                                               referred to herein as the "Rating
                                               Agencies."

                                             The ratings of the Certificates
                                               should be evaluated independently
                                               from similar ratings on other
                                               types of securities. A rating is
                                               not a recommendation to buy, sell
                                               or hold securities and may be
                                               subject to revision or withdrawal
                                               at any time by the rating
                                               Agencies. See "Ratings" herein.

                                             BSMSI has not requested a rating
                                               of the Certificates by any rating
                                               agency other than the Rating
                                               Agencies. However, there can be
                                               no assurance as to whether any
                                               other rating agency will rate the
                                               Certificates or, if it does, what
                                               rating would be assigned by such
                                               other rating agency. The rating
                                               assigned by such other rating
                                               agency to the Certificates could
                                               be lower than the respective
                                               ratings assigned by the Rating
                                               Agencies.

                         DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

Book Entry; Physical Certificates

     The Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate may be held by investors in a different denomination. The Certificate registered in the name of Cede can be held in physical certificate form by investors only if (i) BSMSI advises the Trustee and the Certificate Insurer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

     With respect to the Certificate registered in the name of Cede, all references herein to actions by holders of the Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to holders of the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of a Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

     Certificates in physical certificate form will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

Payments of Interest and Principal

     Distributions of principal and interest on the Certificates with respect to a month will be made on the 25th day of such month (each, a "Distribution Date") or, if such day is not a Business Day (as defined below) then on the next succeeding Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or St. Paul, Minnesota, the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be January 27, 1997. In addition, if the Trustee has not received a distribution on, or distribution information with respect to, either of the Pooled Certificates by noon on the Distribution Date (the "Determination Time"), the distribution allocable to such Pooled Certificates will not be made on such Distribution Date, but (i) if such distribution and such distribution information are received by noon on the third Business Day after the Determination Time, it will be made on the third Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after noon on the third Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

     Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 25th of each month, without regard to whether such day is a Business Day (the "Record Date").

     The effective per annum interest rate borne by the Certificates during the one month period beginning on the 25th day of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest received by the Trustee on the Pooled Certificates for the related Interest Accrual Period (net of the related Trustee Fee), multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the Certificates would not be meaningful. The effective per annum interest rate borne by the Certificates during the first Interest Accrual Period is projected to be approximately 8.82%.

     On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest on the Pooled Certificates, and principal from funds received as principal on the Pooled Certificates.

     The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Certificate Account").

     On each Distribution Date, the Trustee will apply the Available Funds (as defined herein) on deposit in the Certificate Account as of such Distribution Date, in the following manner and order of priority:

     (A) from amounts with respect to interest received on the Pooled
Certificates:

                  first, to the Trustee, to pay the portion of the Trustee Fee not being covered by a withdrawal from the Trustee Fee Escrow Account (as defined herein) and, after payment of the Trustee Fee, to deposit the Escrow Amount (as defined herein) in the Trustee Fee Escrow Account; and

                  second, to the Certificateholders as distributions of interest, the Interest Distribution Amount (as defined herein) less the Trustee Fee and the Escrow Amount for such Distribution Date and the portion, if any, of the Interest Distribution Amount less the Trustee Fee and the Escrow Amount for any prior Distribution Date which remains unpaid;

     (B) from amounts with respect to principal received on the Pooled Certificates, to the Certificateholders as distributions of principal, the lesser of (i) the Principal Distribution Amount (as defined herein) for such Distribution Date and for any prior Distribution Date which remains unpaid and
(ii) the Class Balance (as defined herein) of the Certificates immediately prior to such Distribution Date; and

     (C) from any remaining amounts, to the extent of the balance, if any, of such Available Funds still remaining, to the Certificateholders, as additional distributions of interest.

     "Available Funds" means, as of any Distribution Date, the aggregate amount on deposit in the Certificate Account.

     The "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.015% and the Certificate Balance immediately prior to the Distribution Date, but not less than $210.00 with respect to any Distribution Date. In addition, an amount equal to 1/12th of the product of 0.0025% and the Certificate Balance immediately prior to each Distribution Date (the "Escrow Amount") will be deposited by the Trustee in a separate escrow account (the "Trustee Fee Escrow Account'). The Trustee Fee Escrow Account will not be part of the Trust. Any amount deposited in the Trustee Fee Escrow Account will be permitted to be invested as described in the Agreement. If on any Distribution Date, the Trustee Fee exceeds the amount of interest received on the Pooled Certificates for such Distribution Date, the Trustee shall withdraw the amount of the excess from the Trustee Fee Escrow Account. If the Trustee resigns or is removed and a successor trustee is appointed, any amounts on deposit in the Trustee Fee Escrow Account shall thereafter be held by and for the benefit of the successor trustee. Any funds remaining in the Trustee Fee Escrow Account upon the termination of the Trust will be remitted to the Depositor or any successor thereto.

     The Pooled Certificates to which the following definitions of Interest Distribution Amount and Principal Distribution Amount relate are discussed under "Description of the Pooled Certificates -- Pooled FNMA Certificates" and "--Pooled FHLMC Certificates" herein. The full name of each abbreviated Underlying Series is set forth under "Description of the Pooled Certificates -- General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: Mortgage Department.

     The "Interest Distribution Amount" means, as to any Distribution Date, the aggregate of the interest payments received by the Trustee in respect of the Pooled Certificates on the applicable immediately preceding and concurrent Pooled Certificate Distribution Dates.

     The "Principal Distribution Amount" means, as to any Distribution Date, the aggregate of the principal payments received by the Trustee in respect of the Pooled Certificates on the applicable concurrent Pooled Certificate Distribution Date.

     Notwithstanding the foregoing, if, as described under the "The Pooling Agreement -- Assignment of Pooled Certificates," the Depositor breaches a representation or warranty with respect to the Pooled Certificates which materially and adversely affects the interests of the Certificateholders and the Depositor repurchases, or, in the case of the Pooled FNMA Certificates, elects to substitute one or more mortgage related securities for, a Pooled Certificate, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate being repurchased or, in the case of the Pooled FNMA Certificates, substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described under "The Pooling Agreement -- Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities.

     The "Class Balance" of the Certificates means the principal amount of the Certificates outstanding as of any date of determination, which is equal to the Original Principal Balance of the Certificates minus the aggregate of all distributions of principal previously made on the Certificates pursuant to the distribution provisions of the Agreement.

     The sole source of payment on the Certificates will be distributions on the Pooled Certificates. The Certificates will not be guaranteed by the Depositor, Bear, Stearns & Co. Inc., the Trustee or any other person.

Optional Termination

     The Trust may be terminated at the option of the Depositor on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance has declined to 10% or less of the aggregate Pooled Certificate Principal Balance on the Closing Date. In such event, the Certificateholders will receive the unpaid principal balance of the Certificate plus accrued interest thereon, plus, in the case of the Pooled FNMA Certificate, any Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates - Pooled FNMA Certificates - Distribution of Interest." Following such purchase, the Available Funds then on deposit in the Certificate Account will be disbursed to the Trustee, Certificateholders and other persons entitled thereto, in accordance with the terms of the Agreement.

Mandatory Termination

     The Trust will be terminated on the Distribution Date following the first Distribution Date on which the principal balance of the Pooled FNMA Certificates has been reduced to zero and no further amount is payable in respect of any Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates-- Pooled FNMA Certificates--Distri-butions of Interest" or the notional principal balance of the Pooled FHLMC Certificates has been reduced to zero. Upon such termination, the holders of the Certificates will receive their pro rata portion of the remaining Pooled Certificate. See "Description of the Certificates - Mandatory Termination."

Exchange of Certificates

     Beginning on the Distribution Date in January 1998, holders of a minimum of 10% of the outstanding principal amount of the Certificates will be entitled to exchange such Certificates for a pro rata portion of each of the Pooled Certificates. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) .02% of the outstanding principal amount of such Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.

                     DESCRIPTION OF THE POOLED CERTIFICATES

General

     The Certificates will represent, in the aggregate, the entire beneficial ownership interest in the Trust containing primarily a portion of Federal National Mortgage Association Guaranteed REMIC Pass-Through Certificates, FNMA REMIC Trust 1994-6, Class F and Federal Home Loan Mortgage Corporation Multiclass Mortgage Participation Certificates, Series 1910, Class SC. The "Pooled Certificate Class Percentage" means, for each class of Pooled Certificates, the percentage which the Pooled Certificates constitute of its class and is 43.93% in the case of the Pooled FNMA Certificates and 100.00% in the case of the Pooled FHLMC Certificates.

     The Pooled FNMA Certificates are guaranteed as to timely distribution of principal and, to the extent set forth under "Description of the Certificates -- Fannie Mae Guaranty" in Exhibit I, interest by FNMA. FHLMC guarantees to the record holder of the Pooled FHLMC Certificates the timely payment of interest at the rate described herein under "Description of the Pooled Certificates -- Pooled FHLMC Certificates -- Distributions of Interest."

     The Pooled FNMA Certificates were issued pursuant to the Underlying FNMA Agreement. The Underlying FNMA Series of which the Pooled FNMA Certificates are one class, represents beneficial ownership interests in the FNMA Trust. The assets of the FNMA Trust consist of (i) a single "interest only" FNMA Stripped Mortgage-Backed Security evidencing the beneficial ownership interest in the interest distributions made in respect of the Class 58-IO REMIC Certificates evidencing beneficial ownership interests in FNMA REMIC Trust 1992-G58 and included in FNMA Stripped Mortgage-Backed Security Trust 000180-GN, (ii) "interest only" FNMA Stripped Mortgage-Backed Securities evidencing the respective beneficial ownership interests in certain interest distributions made in respect of certain "fully modified pass-through" mortgage-backed securities GNMA Certificates guaranteed as to timely payment of principal and interest by GNMA, held in the form of the respective FNMA Guaranteed MBS Pass-Through Certificates and included in the respective FNMA Stripped Mortgage-Backed Security Trusts and (iii) all of the Class 5-C REMIC Certificates evidencing beneficial ownership interests in FNMA REMIC Trust 1994-5. The assets of Trust 1992-G58 consist of certain GNMA Certificates. The assets of Trust 1994-5 consist of a single "principal only" FNMA Stripped Mortgage- Backed Security evidencing the beneficial ownership interest in certain principal distributions made in respect of certain FNMA Guaranteed Mortgage Pass-Through Certificates held in the form of FNMA Guaranteed MBS Pass-Through Certificate CL-190250 and included in the FNMA Stripped Mortgage-Backed Security Trust 000250-CL. Each MBS will represent a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans which are either insured by the FHA or partially guaranteed by the VA.

     The FHLMC Certificates were issued under the Underlying FHLMC Agreement. The Multiclass Mortgage Participation Certificates, Series 1910, of which the Pooled FHLMC Certificates are one class, will receive payments from the cash flows provided by four groups of assets which are, or are backed by, FHLMC Gold Mortgage Participation Certificates and/or FHLMC Gold Giant Mortgage Participation Certificates. Underlying the Gold PCs and Gold Giant PCs are pools of fixed-rate, first lien, residential mortgages and mortgage participations.

     The notional principal balance of the Pooled FHLMC Certificates reduces proportionately with the principal balance of the FHLMC Class FB Certificates. The FHLMC Class FB Certificates receive principal payments from the FHLMC Group 1 Assets and is a Support Class which receives principal payments only after scheduled payments have been made on certain other classes of the Underlying FHLMC Series.

     The FNMA Pooled Certificate Distribution Date is the 25th day of each month and the FHLMC Pooled Certificate Distribution Date is the 15th day of each month or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case.

     Additional characteristics of the Pooled Certificates are described below and in Exhibit I, Exhibit II and Annex 1.

Pooled FNMA Certificates

Distributions of Interest

     Interest on the Pooled FNMA Certificates is calculated on the basis of a 360-day year consisting of twelve 30- day months and is distributable monthly on each FNMA Distribution Date. Interest to be distributed on a FNMA Pooled Certificate Distribution Date will accrue on the Pooled FNMA Certificates during the one-month period beginning on the 25th day of the month preceding the month of the FNMA Distribution Date and ending on the 24th day of the month of the FNMA Distribution Date (a "FNMA Interest Accrual Period").

     Interest to be distributed on the Pooled FNMA Certificates on a FNMA Pooled Certificate Distribution Date will be in an amount (the "FNMA Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the Pooled FNMA Certificates immediately prior to such FNMA Pooled Certificate Distribution Date, (ii) any unpaid Interest Deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis on any unpaid Interest Deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) distributions of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the Pooled FNMA Certificates to zero.

     On each FNMA Pooled Certificate Distribution Date, the FNMA Interest Distribution Amount will be applied to the distribution of interest on the Pooled FNMA Certificates in the following order:

                  (i) an amount equal to the interest accrued on the principal balance of the Pooled FNMA Certificates during the immediately preceding FNMA Interest Accrual Period;

                  (ii) an amount equal to the interest, if any, accrued and unpaid on the principal balance of the Pooled FNMA Certificates prior to the immediately preceding FNMA Interest Accrual Period that has not been previously paid (an "Interest Deficiency"); and

                  (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid Interest Deficiency during each FNMA Interest Accrual Period as to which such Interest Deficiency remained unpaid to the FNMA Pooled Certificate Distribution Date on which such Interest Deficiency is paid, at the per annum rate in effect from time to time with respect to the Pooled FNMA Certificates.

     On each FNMA Pooled Certificate Distribution Date following the reduction of the principal balance of the Pooled FNMA Certificates to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid Interest Deficiency together with interest thereon), all distributions from any remaining assets of the FNMA Trust will be distributed monthly to holders of the residual class of the underlying FNMA Series (the "FNMA Residual Class").

     The Pooled FNMA Certificates will bear interest during each FNMA Interest Accrual Period subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:



           Maximum              Minimum         Formula for Calculation
        Interest Rate        Interest Rate          of Interest Rate
        -------------        -------------      -----------------------
            10.00%               2.00%          LIBOR + 200 basis points


     Each LIBOR value in respect of the Pooled FNMA Certificates will be established as provided in the underlying FNMA Agreement by FNMA two business days prior to the commencement of the related FNMA Interest Accrual Period. The establishment of each LIBOR value by FNMA and FNMA's determination of the rate of interest for the Pooled FNMA Certificates for the related FNMA Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning FNMA at 1-800-BEST-MBS or 202-752-6547.

     Under certain circumstances of increased LIBOR levels, the FNMA Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the Pooled FNMA Certificates at the LIBOR based formula rate. Any such unpaid Interest Deficiency on a particular FNMA Pooled Certificate Distribution Date will be carried forward, with interest, to subsequent FNMA Pooled Certificate Distribution Dates. If an unpaid Interest Deficiency remains on the FNMA Distribution Date upon which the principal balance of the Pooled FNMA Certificates is reduced to zero, all distributions on any Trust SMBS and Underlying REMIC Certificates remaining in the FNMA Trust will be applied to the payment of any such unpaid Interest Deficiency (together with any accrued and unpaid interest thereon) on such date and each FNMA Distribution Date thereafter before any distributions are made to the FNMA Residual Class. Once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero, holders of the Pooled FNMA Certificates will have no future entitlement to any unpaid Interest Deficiency (or any accrued and unpaid interest thereon).

     If the notional balances of the FNMA SMBS are reduced to zero while the principal balance of the Pooled FNMA Certificates remains outstanding, and the balance of the Pooled FNMA Certificates equals the balance of the Underlying FNMA REMIC Certificates, no further payments of interest will be made on the Pooled FNMA Certificates.

     The Pooled FNMA Certificates have not received full distributions of interest at the rate calculated according to their interest rate formula since the July 1996 FNMA Pooled Certificate Distribution Date. As of the December 1996 FNMA Pooled Certificate Distribution Date, the Interest Deficiency in respect of the Pooled FNMA Certificates was approximately $124,227. There can be no assurance as to whether holders of the Pooled FNMA Certificates will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or as to the payment of any of the Interest Deficiency.

Distributions of Principal

     Principal will be distributed monthly on the Pooled FNMA Certificates in an amount (the "FNMA Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the Underlying REMIC Certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Trust SMBS exceeds the sum of (a) the interest accrued on the Pooled FNMA Certificates during the preceding FNMA Interest Accrual Period, (b) any unpaid Interest Deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid Interest Deficiency.

     On each FNMA Distribution Date, the FNMA Principal Distribution Amount will be distributed as principal of the Pooled FNMA Certificates until the principal balance thereof is reduced to zero.

Optional Liquidation

     At the option of the holders of the FNMA Residual Class representing in the aggregate 100% of the ownership percentages thereof, the FNMA Trust may adopt a plan of complete liquidation pursuant to which the holders of the FNMA Residual Class, or their designees, will purchase the Trust SMBS and Underlying REMIC Certificates remaining in the FNMA Trust at such time. The holders of the FNMA Residual Class, however, may not exercise this option unless (i) the outstanding principal balance of the Underlying FNMA Series is less than 10% of the original principal balance thereof, (ii) the proceeds of such liquidation are at least equal to the sum of (x) the outstanding principal balance of the Pooled FNMA Certificates and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (iii) FNMA has received an opinion of counsel, satisfactory to it, that such purchase will be part of a "qualified liquidation" of the FNMA Trust within the meaning of
Section 860F(a)(4)(A) of the Code. Upon such liquidation (i) the Pooled FNMA Certificates will then be redeemed for an amount equal to the sum of (x) the outstanding principal balance thereof at the time of such redemption and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (ii) the FNMA Residual Class will be redeemed for an amount equal to the excess of (x) the aggregate liquidation proceeds over
(y) the amount distributable to the Pooled FNMA Certificates in redemption thereof. Such liquidation will effect an early retirement of both the Pooled FNMA Certificates and the FNMA Residual Class.

Pooled FHLMC Certificates

Distributions of Interest

     Interest on the Pooled FHLMC Certificates will be calculated on the basis of a 360 day year of twelve 30 day months and is distributable monthly on each FHLMC Pooled Certificate Distribution Date. The accrual period (the "FHLMC Accrual Period") for the Pooled FHLMC Certificates is the 15th of the month preceding the related FHLMC Pooled Certificate Distribution Date to the 15th of the month of that FHLMC Pooled Certificate Distribution Date.

     The Pooled FHLMC Certificates will bear interest during each FHLMC Accrual Period, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                Maximum            Minimum        Formula for Calculation
             Interest Rate      Interest Rate        of Interest Rate
             -------------      -------------     -----------------------
                 8.6%                0%                8.6% - LIBOR


     Each LIBOR value in respect to the Pooled FHLMC Certificates will be established as provided in the Underlying FHLMC Agreement on the second business day before the FHLMC Accrued Period begins. FHLMC's determination of LIBOR and its calculation of coupons will be final, except in the case of clear error. Investors can get LIBOR levels and coupons for current and precluding FHLMC Accrual Periods from FHLMC's Internet Web-Site or by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800-336-FMPC; within Washington, D.C., metropolitan area, phone 703- 450-3777).

     The Pooled FHLMC Certificates have a notional principal balance and are not entitled to receive distributions of principal. The notional principal balance of the Pooled FHLMC Certificates reduces proportionately with the principal balance of the FHLMC Class FB Certificates. The FHLMC Class FB Certificates receive principal payments from the FHLMC Group 1 Assets and is a Support Class which receives principal payments only after scheduled payments have been made on certain other classes of the Underlying FHLMC Series. For a description of the payment priorities among the classes relating to the FHLMC Group 1 Assets, see Exhibit 2.

Optional Liquidation

     FHLMC may at its option redeem the outstanding classes of the Underlying FHLMC Series in whole, but not in part, on any FHLMC Pooled Certificate Distribution Date when the aggregate outstanding principal amount of such classes, after giving effect to principal payments to be made on such FHLMC Pooled Certificate Distribution Date, would be less than 1% of the aggregate original principal amount of such classes. FHLMC will give notice of any optional redemption of the holders of outstanding classes of the underlying FHLMC Series not less than 30 or more than 60 days before the date of redemption. Any optional redemption will be at a redemption price equal to 100% of the unpaid principal amount of the classes redeemed, plus accrued and unpaid interest for the FHLMC Accrual Period relating to the applicable FHLMC Pooled Certificate Distribution Date.

     In order to effect an optional redemption, FHLMC will adopt a plan of complete liquidation meeting the requirements of a "qualified liquidation" under
Section 860F(a) (4) of the Internal Revenue Code. Pursuant to the plan, FHLMC will liquidate all of the FHLMC Assets, at fair market value as determined by FHLMC and apply the net proceeds of liquidation (together with funds contributed by FHLMC if the net proceeds are insufficient) to pay the redemption price. Following any redemption any remaining proceeds from the liquidation of the net of liquidation expenses, will be distributed pro rata to the holders of the residual class of the Underlying FHLMC Series.

     All decisions as to the making of an optional redemption, including the time of any optional redemption, will be at FHLMC's sole discretion. FHLMC will be under no obligation to any holder to make an optional redemption, even if redemption would be in the holder's interest.

The Underlying Mortgage Loans

     The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years.

Additional Information

     The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Documents relevant to the Pooled FNMA certificates include the following:

     - FNMA Prospectus Supplement dated December 8, 1993 to Prospectus dated December 29, 1992 (attached as Exhibit I hereto)

     - FNMA Guaranteed REMIC Pass-Through Certificates Prospectus dated December 29, 1992.

     - FNMA Guaranteed Mortgage Pass-Through Certificates Prospectus dated December 1, 1993.

     -    FNMA Stripped Mortgage-Backed Security Prospectus dated December 1,
          1992.

     - FNMA Guaranteed MBS Pass-Through Certificates Prospectus dated December 1, 1992.

     - FNMA Underlying FNMA REMIC Trust Prospectus Supplement dated December 21, 1992 to Prospectus dated December 29, 1992.

     -    FNMA Trust 1992-G58 Prospectus dated September 10, 1992.

     - FNMA Information Statement dated February 16, 1993 and any supplements thereto.

Documents relevant to the Pooled FHLMC Certificates include the following:

     - FHLMC Offering Circular Supplement dated October 15, 1996 to Offering Circular dated October 1, 1995 (attached as Exhibit II hereto)

     - FHLMC Multiclass Mortgage Participation Certificates Offering Circular dated October 1, 1995.

     - FHLMC Mortgage Participation Certificates Offering Circular dated September 1, 1995.

     - FHLMC Giant Participation Certificates and Other Structured Pass-Through Participation Certificates Offering Circular dated September 1, 1995.

     - FHLMC Information Statement dated March 29, 1996, its Information Statement supplements dated May 15, 1996, August 14, 1996 and November 14, 1996 and any other Information Statement Supplements published subsequently by FHLMC.

Copies of the respective Prospectus Supplements, Prospectuses and the other documents set forth above relating to the Pooled Certificates may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General Considerations

     The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the payment priorities and other characteristics of the Pooled Certificates, the purchase price paid for the Certificates and the occurrence of an optional termination with respect to the Certificates or the Pooled Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Since FNMA and FHLMC guarantee the timely payment of installments of principal of and interest on the respective Underlying Mortgage Loans, losses in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

     The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The Pooled Certificates were issued at different times, are backed by different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements, and will perform differently in various interest and prepayment rate environments. In addition, the Pooled FNMA Certificates are backed by three underlying securities that are also unrelated. The performance characteristics of the Certificates will reflect a combination of the performance characteristics of the Pooled Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Certificates.

     Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

     Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

     The notional principal balance of the Pooled FHLMC Certificates reduces proportionately with the principal balance of the FHLMC 1910-FB Certificates. Accordingly, the amount and timing of payments on the Pooled FHLMC Certificates, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such FHLMC 1910-FB Certificates.

     The FHLMC Class FB Certificates are a Support Class in the Underlying FHLMC Series. As a Support Class, the FHLMC Class FB Certificates support the stability of scheduled principal payments of certain other classes of the Underlying FHLMC Series. Thus, the FHLMC Class FB Certificates are likely to be much more sensitive to FHLMC Mortgage prepayments than is any class it supports. The FHLMC Class FB Certificates may receive no principal payments for extended periods of time and may receive principal payments that vary widely from period to period. Relatively fast prepayments of FHLMC Mortgages underlying the FHLMC Group 1 Assets may significantly shorten, and relatively slow prepayments of FHLMC Mortgages underlying the FHLMC Group 1 Assets may significantly extend, the life of the FHLMC Class FB Certificates. A rapid rate of principal prepayments on the FHLMC Mortgage Loans underlying the FHLMC Group 1 Assets will have a negative effect on the yield on the Certificates. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which the Pooled FHLMC Certificates are a part may have a materially negative effect on the yield on the Certificates. If the life of the FHLMC Class FB Certificates is significantly shortened, the life of the Pooled FHLMC Certificates will be significantly shortened and the yield to investors in the Certificates can be expected to decrease.

     The yield to investors in the Certificates will also be affected by changes in LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

     If the notional balances of the FNMA SMBS underlying the Pooled FNMA Certificates are reduced to zero while the principal balance of the Pooled FNMA Certificates remains outstanding, and the notional balance of the Pooled FHLMC Certificates is reduced to zero (or, alternatively, in the case of the Pooled FHLMC Certificates, if increased LIBOR levels reduce the interest rate payable on such certificates to zero), no interest may be payable on the Certificates.

     The amount of interest payable on the Pooled FNMA Certificates will be sensitive, and the amount of interest payable on the Pooled FHLMC Certificates will be highly sensitive, to the level of LIBOR. In general, a high level of LIBOR will reduce the yield to investors in the Certificates. In addition, a high rate of principal payments (including prepayments) on the FHLMC Mortgage Loans underlying the FHLMC Group 1 Assets and/or a high level of LIBOR will have a materially negative effect on the amount of interest payable on the Pooled FHLMC Certificates.

     The assets of the Trust consist of only the Pooled FNMA Certificates and the Pooled FHLMA Certificates. Because the Pooled FNMA Certificates and the Pooled FNMA Certificates were issued as parts of different Underlying Series, the rates of prepayment of the Pooled FHLMC Certificates will be different from the rates of prepayment on the Pooled FNMA Certificates. Under various circumstances, the principal balance of the Pooled FNMA Certificates or the notional principal balance of the Pooled FHLMC Certificates could be reduced to zero. In addition, either the Pooled FNMA Certificates or the Pooled FHLMC Certificates could be repurchased as described under "The Pooling Agreement - Assignment of Pooled Certificates" or either of the Underlying Agreements could be terminated. In such an event, the Trust would consist solely of the Pooled FNMA Certificates or the Pooled FHLMC Certificates and investors would be exposed to the risk of indirectly owning only such Pooled Certificates.

Assumed Final Distribution Date

     The "Assumed Final Distribution Date" for distributions on the Certificates is the Distribution Date in April 2024. The Assumed Final Distribution Date is the Distribution Date one month after the Pooled Certificate Distribution Date on which the final scheduled distribution on the last to mature of the Pooled Certificates is scheduled to be made. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.


Weighted Average Lives

     The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate on each Distribution Date by the number of years from the Closing Date to such Distribution Date;
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

SPA Model

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Memorandum ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 125% SPA assumes prepayment rates will be 0.25% per annum in month one, 0.5% per annum in month two, reaching 7.5% per annum in month 30 and remaining constant at 7.5% per annum thereafter. 0% SPA assumes no prepayments.

Pricing Assumption

     The Certificates were structured assuming, among other things, a prepayment assumption of 210% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

Decrement and Weighted Average Life Table

     The following tables indicate the percentages of the Original Principal Balance of the Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA and LIBOR levels.

     For each of the following tables it was assumed, among other things, that
(i) the Trust consists of the Pooled Certificates in the principal and/or notional amounts described in Annex 1 hereto; (ii) the Original Principal Balance of the Certificates will be $61,948,522; (iii) Distribution Dates on the Certificates occur on the 25th of each month commencing in January 1997; (iv) each Mortgage Loan underlying a mortgage backed security issued by FNMA or a participation certificate issued by FHLMC has a mortgage rate, remaining term to maturity and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity and weighted average loan age, respectively, of all of the Mortgage Loans underlying such mortgage backed security or participation certificate; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the Pooled Certificates are applied to the payment of the respective Pooled Certificates on the 25th day of each month; (vii) there are no optional terminations of the Certificates or the Pooled Certificates;
(viii) the settlement date is the Closing Date, which is December 27, 1996; (ix) each month consists of 30 days; (x) any reinvestment income on funds in the Certificate Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee which is assumed to equal 1/12 of the product of 0.0175% and the Certificate Balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $210.00 for any Distribution Date; (xii) the effective interest rate borne by the Certificates during the first Interest Accrual Period is 8.8212% per annum; and (xiii) interest rates applicable to the Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR.

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                   LIBOR = 0.00%
                    --------------------------------------------------------------------------------------------------------
                                                                     % of SPA
                    --------------------------------------------------------------------------------------------------------

                          0%                 50%                100%               210%               350%              500%
                    --------------      ------------        -----------         ----------          ----------      ---------


Initial Balance          100%                100%               100%               100%                100%              100%
December 25, 1997         96                  96                 96                 90                  78                66
December 25, 1998         91                  91                 85                 72                  52                50
December 25, 1999         86                  83                 71                 53                  32                33
December 25, 2000         81                  72                 58                 36                  17                18
December 25, 2001         76                  62                 48                 21                   4                 7
December 25, 2002         71                  51                 38                  8                   0                 0
December 25, 2003         64                  41                 27                  0                   0                 0
December 25, 2004         56                  31                 16                  0                   0                 0
December 25, 2005         48                  22                  6                  0                   0                 0
December 25, 2006         39                  14                  0                  0                   0                 0
December 25, 2007         30                   7                  0                  0                   0                 0
December 25, 2008         21                   0                  0                  0                   0                 0
December 25, 2009         12                   0                  0                  0                   0                 0
December 25, 2010          2                   0                  0                  0                   0                 0
December 25, 2011          0                   0                  0                  0                   0                 0
December 25, 2012          0                   0                  0                  0                   0                 0
December 25, 2013          0                   0                  0                  0                   0                 0
December 25, 2014          0                   0                  0                  0                   0                 0
December 25, 2015          0                   0                  0                  0                   0                 0
December 25, 2016          0                   0                  0                  0                   0                 0
December 25, 2017          0                   0                  0                  0                   0                 0
December 25, 2018          0                   0                  0                  0                   0                 0
December 25, 2019          0                   0                  0                  0                   0                 0
December 25, 2020          0                   0                  0                  0                   0                 0
December 25, 2021          0                   0                  0                  0                   0                 0
December 25, 2022          0                   0                  0                  0                   0                 0

Weighted Average         8.3                 6.2                5.0                3.3                 2.3               2.3
Life (in years)

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                      LIBOR = 1.59%
                         -------------------------------------------------------------------------------------------------------
                                                                         % of SPA
                         -------------------------------------------------------------------------------------------------------
                                0%                50%                100%               210%               350%             500%
                         -------------       ------------        ----------          ----------          ----------     --------

Initial Balance               100%               100%                100%               100%               100%             100%
December 25, 1997              97                 97                  97                 92                 79               67
December 25, 1998              94                 94                  88                 75                 55               52
December 25, 1999              90                 87                  76                 57                 35               36
December 25, 2000              87                 78                  64                 41                 20               22
December 25, 2001              84                 69                  55                 26                  8                10
December 25, 2002              80                 60                  45                 14                  0                2
December 25, 2003              75                 51                  35                  2                  0                0
December 25, 2004              68                 42                  25                  0                  0                0
December 25, 2005              61                 33                  15                  0                  0                0
December 25, 2006              53                 26                   6                  0                  0                0
December 25, 2007              46                 19                   0                  0                  0                0
December 25, 2008              37                 11                   0                  0                  0                0
December 25, 2009              29                  2                   0                  0                  0                0
December 25, 2010              20                  0                   0                  0                  0                0
December 25, 2011              11                  0                   0                  0                  0                0
December 25, 2012               1                  0                   0                  0                  0                0
December 25, 2013               0                  0                   0                  0                  0                0
December 25, 2014               0                  0                   0                  0                  0                0
December 25, 2015               0                  0                   0                  0                  0                0
December 25, 2016               0                  0                   0                  0                  0                0
December 25, 2017               0                  0                   0                  0                  0                0
December 25, 2018               0                  0                   0                  0                  0                0
December 25, 2019               0                  0                   0                  0                  0                0
December 25, 2020               0                  0                   0                  0                  0                0
December 25, 2021               0                  0                   0                  0                  0                0
December 25, 2022               0                  0                   0                  0                  0                0

Weighted Average Life         9.9                7.2                 5.6                3.6                2.5              2.4
(in years)

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                       LIBOR = 3.59%
                              --------------------------------------------------------------------------------------------------
                                                                           % of SPA
                              --------------------------------------------------------------------------------------------------
                                0%                 50%               100%                210%                350%           500%
                              -------          -----------       ----------          ----------          ----------     --------


Initial Balance               100%                100%               100%                100%               100%            100%
December 25, 1997              99                  99                 99                  93                 81              69
December 25, 1998              98                  98                 92                  79                 58              55
December 25, 1999              96                  93                 82                  62                 39              40
December 25, 2000              95                  86                 72                  47                 25              27
December 25, 2001              94                  79                 64                  34                 14              16
December 25, 2002              93                  72                 56                  22                  4               8
December 25, 2003              90                  65                 47                  11                  0               3
December 25, 2004              85                  57                 39                   2                  0               0
December 25, 2005              80                  50                 30                   0                  0               0
December 25, 2006              75                  45                 22                   0                  0               0
December 25, 2007              70                  40                 14                   0                  0               0
December 25, 2008              64                  32                  6                   0                  0               0
December 25, 2009              58                  25                  0                   0                  0               0
December 25, 2010              51                  18                  0                   0                  0               0
December 25, 2011              44                  10                  0                   0                  0               0
December 25, 2012              36                   2                  0                   0                  0               0
December 25, 2013              32                   0                  0                   0                  0               0
December 25, 2014              23                   0                  0                   0                  0               0
December 25, 2015              14                   0                  0                   0                  0               0
December 25, 2016               5                   0                  0                   0                  0               0
December 25, 2017               0                   0                  0                   0                  0               0
December 25, 2018               0                   0                  0                   0                  0               0
December 25, 2019               0                   0                  0                   0                  0               0
December 25, 2020               0                   0                  0                   0                  0               0
December 25, 2021               0                   0                  0                   0                  0               0
December 25, 2022               0                   0                  0                   0                  0               0


Weighted Average Life        13.5                 9.3                6.8                 4.1                2.7             2.7
(in years)

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                         LIBOR = 5.59%
                              ---------------------------------------------------------------------------------------------------
                                                                            % of SPA
                              ---------------------------------------------------------------------------------------------------

                                0%                50%                100%               210%               350%          500%
                              -------        -----------         ----------         ----------         -----------    ---------


Initial Balance               100%               100%                100%               100%               100%           100%
December 25, 1997             100                100                 100                 94                 81             70
December 25, 1998             100                100                  94                 80                 59             57
December 25, 1999             100                 96                  84                 64                 42             42
December 25, 2000             100                 90                  75                 50                 29             28
December 25, 2001             100                 84                  68                 38                 19             17
December 25, 2002             100                 78                  62                 28                 10             10
December 25, 2003              98                 72                  54                 19                  2              5
December 25, 2004              94                 66                  47                 11                  0              1
December 25, 2005              91                 60                  40                  4                  0              0
December 25, 2006              87                 56                  33                  0                  0              0
December 25, 2007              83                 52                  27                  0                  0              0
December 25, 2008              78                 47                  21                  0                  0              0
December 25, 2009              73                 41                  16                  0                  0              0
December 25, 2010              68                 35                  11                  0                  0              0
December 25, 2011              62                 30                   6                  0                  0              0
December 25, 2012              56                 24                   1                  0                  0              0
December 25, 2013              54                 18                   0                  0                  0              0
December 25, 2014              47                 13                   0                  0                  0              0
December 25, 2015              39                  7                   0                  0                  0              0
December 25, 2016              31                  1                   0                  0                  0              0
December 25, 2017              22                  0                   0                  0                  0              0
December 25, 2018              12                  0                   0                  0                  0              0
December 25, 2019               2                  0                   0                  0                  0              0
December 25, 2020               0                  0                   0                  0                  0              0
December 25, 2021               0                  0                   0                  0                  0              0
December 25, 2022               0                  0                   0                  0                  0              0

Weighted Average Life        16.5               11.2                 7.9                4.4                3.0            2.8
(in years)


-----------------------

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                         LIBOR = 7.59%
                              ----------------------------------------------------------------------------------------------------
                                                                            % of SPA
                              ----------------------------------------------------------------------------------------------------
                                0%                 50%                100%               210%               350%            500%
                              ------         -------------       ------------         ---------          ----------      ---------

Initial Balance               100%                100%                100%               100%                100%            100%
December 25, 1997             100                 100                 100                 94                  81              70
December 25, 1998             100                 100                  94                 80                  59              57
December 25, 1999             100                  96                  84                 64                  42              42
December 25, 2000             100                  90                  75                 50                  29              28
December 25, 2001             100                  84                  68                 38                  19              17
December 25, 2002             100                  78                  62                 28                  10              10
December 25, 2003              98                  72                  54                 19                   2               5
December 25, 2004              94                  66                  47                 11                   0               1
December 25, 2005              91                  60                  40                  4                   0               0
December 25, 2006              87                  56                  33                  0                   0               0
December 25, 2007              83                  52                  27                  0                   0               0
December 25, 2008              78                  47                  21                  0                   0               0
December 25, 2009              73                  41                  16                  0                   0               0
December 25, 2010              68                  35                  11                  0                   0               0
December 25, 2011              62                  30                   6                  0                   0               0
December 25, 2012              56                  24                   1                  0                   0               0
December 25, 2013              54                  18                   0                  0                   0               0
December 25, 2014              47                  13                   0                  0                   0               0
December 25, 2015              39                   7                   0                  0                   0               0
December 25, 2016              31                   1                   0                  0                   0               0
December 25, 2017              22                   0                   0                  0                   0               0
December 25, 2018              12                   0                   0                  0                   0               0
December 25, 2019               2                   0                   0                  0                   0               0
December 25, 2020               0                   0                   0                  0                   0               0
December 25, 2021               0                   0                   0                  0                   0               0
December 25, 2022               0                   0                   0                  0                   0               0

Weighted Average Life         16.5                11.2                 7.9                4.4                 3.0        2.8
(in years)

                                Percentage of Original Principal Balance Outstanding
                                                 of the Certificates

                                                                         LIBOR = 8.60%
                           -------------------------------------------------------------------------------------------------
                                                                           % of SPA
                           -------------------------------------------------------------------------------------------------
                                0%                50%                100%               210%               350%         500%
                           ------------      -----------         -----------         ---------          ----------    -------

Initial Balance               100%               100%                100%               100%               100%          100%
December 25, 1997             100                100                 100                94                 81            70
December 25, 1998             100                100                 94                 80                 59            57
December 25, 1999             100                96                  84                 64                 42            42
December 25, 2000             100                90                  75                 50                 29            28
December 25, 2001             100                84                  68                 38                 19            17
December 25, 2002             100                78                  62                 28                 10            10
December 25, 2003             98                 72                  54                 19                 2             5
December 25, 2004             94                 66                  47                 11                 0             1
December 25, 2005             91                 60                  40                 4                  0             0
December 25, 2006             87                 56                  33                 0                  0             0
December 25, 2007             83                 52                  27                 0                  0             0
December 25, 2008             78                 47                  21                 0                  0             0
December 25, 2009             73                 41                  16                 0                  0             0
December 25, 2010             68                 35                  11                 0                  0             0
December 25, 2011             62                 30                  6                  0                  0             0
December 25, 2012             56                 24                  1                  0                  0             0
December 25, 2013             54                 18                  0                  0                  0             0
December 25, 2014             47                 13                  0                  0                  0             0
December 25, 2015             39                 7                   0                  0                  0             0
December 25, 2016             31                 1                   0                  0                  0             0
December 25, 2017             22                 0                   0                  0                  0             0
December 25, 2018             12                 0                   0                  0                  0             0
December 25, 2019             2                  0                   0                  0                  0             0
December 25, 2020             0                  0                   0                  0                  0             0
December 25, 2021             0                  0                   0                  0                  0             0
December 25, 2022             0                  0                   0                  0                  0             0

Weighted Average Life               16.5               11.2                7.9                 4.4                3.0           2.8
(in years)

Pre-Tax Yield Table

     The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following table entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "---Decrement and Weighted Average Life Tables" and assuming that (i) on each LIBOR determination date LIBOR will be at the level shown, (ii) the aggregate purchase price (expressed as a percentage of the Original Principal Balance) of the Certificates is 99.25% (not including accrued interest, which is added to such price in calculating the yields set forth in the table below) and (iii) the Certificates are purchased on December 27, 1996.

     The yield to investors in the Certificates will be sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which generally can be prepaid at any time. Generally, a high rate of principal payments (including prepayments) and/or a high level of LIBOR will have a material negative effect on the yield to investors in the Certificates.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                         Sensitivity of the Certificates
                            to Prepayments and LIBOR
                           (Pre-Tax Yield to Maturity)



                                % of SPA
             -----------------------------------------------------
LIBOR           50%        100%        210%      350%      500%
-----        -------    --------     ------   --------  ----------

0.00%        12.89%      13.56%      13.93%     6.86%     5.35%
1.59         11.96       12.57       12.97      7.46      6.28
3.59         10.98       11.51       11.95      8.32      7.52
5.59         10.04       10.77       11.23      9.31      8.83
7.59         8.26        8.93        10.19      10.15     8.36
8.60         7.32        7.93        9.19       9.78      8.11


The yields set forth in the above table were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

Actual Experience Will Vary from Assumptions

     Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.

                              THE POOLING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling Agreement between BSMSI, as the depositor, and First Trust National Association as the Trustee (the "Agreement" ). BSMSI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

Assignment of Pooled Certificates

     At the time of issuance of the Certificates, the Depositor will cause the Pooled Certificates to be assigned to the Trustee. The Depositor will represent, among other things, that as of the Closing Date (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim.

     Upon discovery or receipt of notice by either the Depositor or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Depositor or the Trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the Depositor of any such breach, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate affected by the breach at a repurchase price equal to (i) with respect to any Pooled FNMA Certificate, the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus accrued interest thereon plus any Interest Deficiency and interest thereon as described under "Description of the Pooled Certificates - Distributions of Interest", and (ii) with respect to any Pooled FHLMC Certificates, the highest bid obtained from three dealers then active in the market for such Pooled FHLMC Certificates (or such lesser number as may then be active). In the event the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (other than an affiliate of the Depositor) to determine whether such bid is at least equal to the fair market value of such Pooled FHLMC Certificates and the repurchase price shall be the higher of the bid or the fair market value as stated in any such FMV Opinion. If the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the repurchase price shall be equal to the fair market value of such Pooled FHLMC Certificates as stated in such FMV Opinion.

     Notwithstanding the foregoing, in the case of the FNMA Pooled Certificates, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Certificates as described above, the Depositor may substitute therefor one or more mortgage related securities issued by GNMA, FNMA or FHLMC (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be with at least one floating rate certificate which is entitled to received interest based on LIBOR and which has a formula of LIBOR plus a minimum of 200 basis points (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for and (iii) the Substitute Pooled Certificates as of the date of substitution (a) ultimately are backed by mortgage loans (I) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the FNMA Mortgages and (II) which are conventional, fixed rate, one- to four-family, fully amortizing, level payments, first mortgage loans with original maturities of up to 30 years, (b) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee and (c) will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

Accounts

     The Trustee shall establish and maintain the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account as defined in the Agreement. The Trustee will cause all distributions received on the Pooled Certificates by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

Reports to Certificateholders

     On each Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Depositor stating:

     (i)  the Available Funds for such Distribution Date;

     (ii) the Interest Distribution Amount and the Principal Distribution Amount for such Distribution Date and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information;

    (iii) the Certificate Balance before and after applying payments on such Distribution Date;

     (iv) the effective interest rate on the Certificates for such Distribution Date;

     (v) the outstanding principal and/or notional amount, as the case may be, immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date;

     (vi) the amount of the Trustee Fee for such Distribution Date; and

    (vii) with respect to the Pooled FNMA Certificates, the total amount of Deferred Interest due thereunder prior to and after taking into consideration any increase or reduction thereof on the related FNMA Pooled Certificate Distribution Date if such information is available to the Trustee.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per single Certificate.

     In addition, the Trustee promptly will furnish to the Depositor and, upon request, to the Certificateholders, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Certificate Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Certificates.

     On or before March 31st of each calendar year, commencing in 1998, the Trustee will prepare and deliver by first class mail to the Depositor and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and
(v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

Amendments

     The Agreement may be amended by the Depositor and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Class Balance of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

Certificateholder Action

     No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as each may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

     The respective obligations and responsibilities of the Depositor and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, if the Depositor exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates -- Optional Termination."

Indemnification of the Trustee

     The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

Certain Matters Regarding the Trustee

     The Trustee for the Certificates will be First Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Structured Finance Department, and its Bondholder Services telephone number is (612) 973-6700.

     The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall (in the latter case, with the written consent of the Certificate Insurer) promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Depositor shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion represents the opinion of Stroock & Stroock & Lavan, special tax counsel to the Trust ("Tax Counsel"), as to the material Federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

     The following discussion is based on the determination that all of the Pooled Certificates are REMIC Regular Interests. Such determination that all of the Pooled Certificates are REMIC Regular Interests is based upon information contained in each of the Underlying Prospectuses pursuant to which the Pooled Certificates were initially offered. Neither the Depositor nor the Underwriter has independently investigated any of the underlying trusts (whether through review of organizational documentation or investigation of events occurring subsequent to the dates of the related Underlying Prospectuses or otherwise) to determine whether both the underlying trusts actually qualify as REMICs and any related Pooled Certificate actually qualifies as a REMIC Regular Interest.

Tax Characterization of the Trust

     Tax counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool taxable as a corporation. Accordingly, each holder of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Pooled Certificates included in the Trust. As further described below, each holder of a Certificate therefore must report on its federal income tax return the gross income from the portion of the Pooled Certificates that is allocable to such Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and incurred directly its share of expenses incurred by the Trust.

     A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

Status of the Certificates as Real Property Loans

     The Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (and interest income on the Certificates to that extent generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code) to the extent the REMIC Regular Interests represented by the Certificates are qualified assets.

Taxation of Certificateholders

     A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates based upon the relative fair market value of the Pooled Certificates as of the date such Certificateholder purchased its Certificates.

     A Certificateholder will be required to include in income its share of interest income, original issue discount ("OID") and market discount on the Pooled Certificates in accordance with the accrual method and tax accounting method and rules applicable to OID and market discount. All of the Pooled Certificates are REMIC Regular Interests; therefore a Certificateholder as the owner of a share of the Pooled Certificates will be taxed on the income from such Pooled Certificates in accordance with the discussions in the Prospectus under "Certain Federal Income Tax Consequences -- REMIC Regular Certificates" using assumptions specific to each Pooled Certificate. In particular, in certain prepayment scenarios, a Certificateholder could recognize ordinary income with respect to one Pooled Certificate while a loss with respect to the other Pooled Certificate is deferred and treated as a capital loss.

Sales of the Certificates

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate are held as capital assets. However, to the extent that such Certificate represents an interest in a Pooled Certificate with more than a de minimis amount of discount other than OID, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income. In addition, gain arising from the sale of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain attributable to a Pooled Certificate does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such Pooled Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), over (ii) the amount actually includible in the Certificateholder's income with respect to such Pooled Certificate.

Foreign Investors

     A Certificateholder which is not a "United States person" (hereinafter defined) and is not subject to Federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or OID on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the beneficial owner of the Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust that is not treated as a foreign trust under Section 7701 (a) of the Code.

Taxable Mortgage Pools

     Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax.

     The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the Trust is not a taxable mortgage pool taxable as a corporation.


                        CERTAIN STATE TAX CONSIDERATIONS

     Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.


                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ' 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates and the operation and management of the Trust and its assets. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or federal legislation recently enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) may have an impact with respect to purchases of Certificates.

     Prohibited Transaction Exemption 90-30 ("PTE 90-30") may be applicable to the purchase, sale or transfer of the Certificates and the operation and management of the Trust and its assets. The definition of an allowable "Trust" under PTE 90-30 requires that the corpus of the Trust contain only three categories of obligations: certain direct obligations (not here applicable), "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and fractional, undivided interests in either of the above types of obligations. Both the Prospectus pursuant to which the Pooled FNMA Certificates were offered and the Offering Circular relating to the Pooled FHLMC Certificates state that FNMA and FHLMC, respectively, had been advised by their respective counsel that each such respective class of Pooled Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, such Pooled Certificates should qualify as an allowable type of Trust obligation under PTE 90- 30. However, any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 90-30, both with respect to whether the Pooled Certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 90-30 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the Certificates and the operation and management of the Trust and its assets.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Certificates are being purchased from BSMSI by the Underwriter, an affiliate of BSMSI, upon issuance. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of underwriting discounts. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof. BSMSI will acquire the Pooled Certificates from the Underwriter.


                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan, New York, New York.


                               CERTIFICATE RATING

     As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

     The rating assigned by Moody's to the Certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of FNMA and FHLMC on the Pooled Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificates.

     The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

     The yield of the certificates is sensitive to principal prepayments on the mortgage loans backing underlying interest-only securities, which the rating on the certificates does not address. If prepayments are faster than anticipated, investors may fail to receive interest payments on certain payment dates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

     BSMSI has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                    GLOSSARY

The abbreviations used for each Pooled Certificate are set forth under "Description of the Pooled Certificates -- General"

Agreement...................................................................-4
Assumed Final Distribution Date.............................................22
Available Funds.............................................................14
BSMSI.......................................................................-1
Business Day ...............................................................-2
Cede........................................................................13
Certificates................................................................-1
Certificate Account.........................................................14
Certificate Register........................................................13
Class Balance...............................................................15
Closing Date................................................................-6
Code........................................................................12
Depositor...................................................................-4
Determination Time..........................................................-7
Distribution Date...........................................................-2
DTC.........................................................................-4
ERISA.......................................................................11
Escrow Amount ..............................................................14
Excess Interest.............................................................18
FHA.........................................................................-5
FHLMC.......................................................................-2
FHLMC Accrual Period........................................................18
FHLMC Assets................................................................-2
FHLMC Class FB Certificates.................................................-5
FHLMC Group 1 Assets........................................................-5
FHLMC Pooled Certificate Distribution Date..................................-6
FHLMC Mortgages.............................................................2
Fitch.......................................................................-1
FMV Opinion.................................................................31
FNMA........................................................................-2
FNMA Interest Accrual Period................................................17
FNMA Interest Distribution Amount...........................................17
FNMA Mortgages..............................................................-2
FNMA Pooled Certificate Distribution Date...................................-6
FNMA Principal Distribution Amount..........................................18
FNMA SMBS...................................................................-2
FNMA Residual Class.........................................................17
FNMA Trust..................................................................-2
GNMA........................................................................-5
GNMA Certificates...........................................................-2
Gold Giant PC's.............................................................-2
Gold PC's...................................................................-2
Interest Accrual Period.....................................................-7
Interest Deficiency.........................................................17
Interest Distribution Amount................................................15
LIBOR.......................................................................-2
IO SMBS.....................................................................-2
IRS.........................................................................33
Majority Certificateholders.................................................32
MBS.........................................................................-2
Moody's.....................................................................-1
Mortgage Loans..............................................................-2
Mortgage Pool...............................................................-2
OID.........................................................................34
Original Principal Balance..................................................-7
Permitted Investments.......................................................31
Plan........................................................................12
Plan Asset Regulations......................................................35
Pooled Certificate..........................................................-2
Pooled Certificate Class Percentage.........................................16
Pooled Certificate Distribution Date........................................-6
Pooled Certificate Principal Balance........................................-4
Pooled FHLMC Certificates...................................................-2
Pooled FNMA Certificates....................................................-2
Principal Distribution Amount...............................................15
Prospectus..................................................................-4
PTE 90-30...................................................................36
Rating Agencies.............................................................12
Record Date.................................................................-7
REMIC.......................................................................-3
Similar Law.................................................................36
SMMEA.......................................................................12
SPA.........................................................................23
Substitute Pooled Certificate...............................................31
Supplemental Distribution Date..............................................-7
Support Class...............................................................-5
Tax Counsel.................................................................33
Trust.......................................................................-2
Trust 180 SMBS .............................................................-2
Trust Assets................................................................12
Trustee.....................................................................-4
Trustee Fee.................................................................14
Trustee Fee Escrow Account..................................................14
Underlying FHLMC Agreement..................................................-5
Underlying FHLMC Offering Circular .........................................-6
Underlying FHLMC Series.....................................................-2
Underlying FNMA Agreement...................................................-4
Underlying FNMA Prospectus..................................................-6
Underlying FNMA REMIC Certificates..........................................-2
Underlying FNMA REMIC Trust.................................................-2
Underlying FNMA Series......................................................-2
Underlying Agreements.......................................................-5
Underlying Mortgage Loans...................................................-2
Underlying Prospectuses.....................................................-6
Underlying Series...........................................................-2
Underwriter.................................................................-1
United States person........................................................35
VA..........................................................................-5
1933 Act....................................................................-3
1934 Act....................................................................-3